UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (214) 981-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Purchase Agreement

On November 9, 2020, Sunoco GP LLC (the “General Partner”), Sunoco LP (the “Partnership”), Sunoco Finance Corp. (together with the Partnership, the “Issuers”) and certain subsidiary guarantors of the Partnership (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several initial purchasers named therein (the “Initial Purchasers”), with respect to a private offering to eligible purchasers (the “Notes Offering”) by the Issuers of $800,000,000 aggregate principal amount of new 4.500% senior notes due 2029 (the “Notes”), along with the related guarantees of the Notes.

The Purchase Agreement contains customary representations, warranties and agreements by the General Partner, the Issuers and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. The Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Initial Purchasers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On November 9, 2020, the Partnership issued a press release announcing the commencement of the Notes Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

On November 9, 2020, the Partnership issued a press release announcing the pricing of the Notes Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

On November 9, 2020, the Partnership issued a press release announcing the commencement of a cash tender offer (the “Tender Offer”) to purchase up to $500 million aggregate principal amount of its outstanding 4.875% senior notes due 2023 (the “2023 Notes”). The terms and conditions of the Tender Offer are described in the Offer to Purchase dated as of November 9, 2020 (as amended, supplemented, or otherwise modified, the “Offer to Purchase”). A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

On November 9, 2020, the Partnership issued a press release announcing the removal of the tender cap of $500 million for the Tender Offer and that it will instead offer to purchase any and all of its outstanding 2023 Notes. Except as described in the press release, all other terms of the Tender Offer as described in the Offer to Purchase remain unchanged. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information included herein (including the exhibits) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2023 Notes, nor does it constitute an offer to sell, or the solicitation of an offer to buy, any security, including the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated November 9, 2020, by and among Sunoco GP LLC, Sunoco LP, Sunoco Finance Corp., certain subsidiaries of Sunoco LP party thereto and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several initial purchasers named on Schedule A thereto.

99.1	Press Release, dated November 9, 2020, announcing the Notes Offering.

99.2	Press Release, dated November 9, 2020, announcing the pricing of the Notes Offering.

99.3	Press Release, dated November 9, 2020, announcing the Tender Offer.

99.4	Press Release, dated November 9, 2020, announcing the removal of the tender cap for the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: November 10, 2020	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer